                                                                     EXHIBIT 4.1

            The securities represented by this Warrant have not been registered under the Securities Act of 1933, as amended. The transfer or surrender for exchange of the securities represented hereby is subject to the restrictions set forth in Article III hereof, and no transfer or surrender for exchange of the securities shall be valid or effective unless and until there shall have been compliance with the terms and conditions of
      Article III.


                                     WARRANT

                  TO PURCHASE COMMON STOCK, $.006 PAR VALUE, OF
                       NASTECH PHARMACEUTICAL COMPANY INC.
                        EXERCISABLE UNTIL ______________


      THIS IS TO CERTIFY THAT, for value received, Volpe, Welty & Company, or registered assigns, is entitled to purchase from Nastech Pharmaceutical Company Inc., a Delaware corporation (the "Company"), from 9:00 a.m., local time, on __________, 1998 [date that is one year from effective date of the offering] until 5:00 p.m., local time, on ___________, 2002 [date that is four years from such date] (the "Exercise Period") at the place where the Warrant Office to which reference is hereinafter made is located, up to 115,000 shares of Common Stock, $.006 par value (the "Common Stock"), of the Company at a purchase price of $__ per share [120% of the offering price per share], such purchase price subject to adjustment as hereinafter provided (the "Current Warrant Price"), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth.

      Certain terms used in this Warrant are defined in Article VI.

                                    ARTICLE I
                               EXERCISE OF WARRANT

      1.1 Method of Exercise.

            (a) Cash Exercise. To exercise this Warrant in whole or in part, the holder hereof shall during the Exercise Period deliver to the Company, at the Warrant Office designated pursuant to Section 2.1: (a) a written notice (in the form of Exhibit A) of such holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased; (b) a certified or bank cashier's check payable to the order of the Company or cash in an amount equal to the aggregate Current Warrant Price for the number of shares of Common Stock being purchased; and (c) this Warrant.

            (b) Net Issuance. In lieu of payment of the Current Warrant Price described in Section 1.1(a), the holder may elect to receive, without the payment by the holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice (in the form of Exhibit B) duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                 x = y (A-B)
                                     -------
                                         A

      where:

            x     =     the number of shares to be issued to the holder pursuant
                        to this Section 1.1(b).

            y     =     the number of shares covered by this Warrant in respect
                        of which the net issuance election is made pursuant to this Section 1.1(b).

            A     =     the Current Market Price of one share of Common Stock,
                        as defined in Article VI.

            B     =     the Current Warrant Price in effect under this Warrant
                        at the time the net issuance election is made pursuant to this Section 1.1(b).

            (c) Upon the holder's exercise of this Warrant in accordance with
      Section 1.1(a) or 1.1(b), and subject to the satisfaction of Article III, the Company shall, as promptly as practicable and in any event within 14 days thereafter, execute and deliver or cause to be executed and delivered, in accordance with the holder's notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in such notice. The stock certificate or certificates so delivered shall be in denominations of 100 shares each or such lesser or greater denominations as may be specified in such notice and shall be issued in the name of such holder or such other name as shall be designated in such notice. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the holder, appropriate notation may be made on this Warrant which shall be returned to the holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates and new Warrants, except that, in case stock certificates or new Warrants shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes, which shall be payable upon the issuance of stock certificates or new Warrants, shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above or promptly upon receipt of a written request of the Company for payment.

      1.2 Warrant Shares to be Fully Paid and Nonassessable. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.

      1.3 No Fractional Shares to be Issued. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the holder of this Warrant cash in the amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the Current Market Price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.

      1.4 Legend on Warrant and Warrant Shares. Any warrant issued at any time in exchange or substitution of this Warrant, unless at the time of exchange or substitution the Warrant or Warrant Shares are registered under the 1933 Act, shall bear the legend upon the initial page of this Warrant.

      Each certificate evidencing Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise or transfer the Warrant or such Warrant Shares are registered under the 1933 Act, shall bear the following legend (and any additional legend required by any national securities exchanges upon which such Warrant Shares may, at the time of such exercise, be listed):

            "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended. The transfer or surrender for exchange of the securities represented hereby is subject to the restrictions set forth in Article III of the form of Warrant pursuant to which such securities were issued, a copy of which Warrant is available for inspection at the office of Nastech Pharmaceutical Company Inc., and no transfer or surrender for exchange of the securities shall be valid or effective unless and until there shall have been compliance with the terms and conditions of Article III of the form of Warrant."

      Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the 1933 Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of counsel to the Company, the securities represented thereby need no longer be subject to the restrictions contained in Article III.

                                   ARTICLE II
                            WARRANT OFFICE; TRANSFER,
                       DIVISION OR COMBINATION OF WARRANTS

      2.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 45 Davids Drive, Hauppauge, New York 11788, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to all of the Warrantholders.

      2.2 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

      2.3 Transfer of Warrant. The Company agrees to maintain at the Warrant Office books for the registration of permitted transfer of the Warrants, and, subject to the provisions of Article III, this Warrant and all rights hereunder are transferable, in whole or in part, on the books at that office, upon surrender of this Warrant at that office, together with a written assignment of this Warrant (in the form of Exhibit C) duly executed by the holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of the transfer. Upon surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled.

      2.4 Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
Section 2.3 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with the notice.

      2.5 Expenses of Delivery of Warrants. The Company shall pay all expenses, taxes (other than transfer taxes), and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES;

                      RESTRICTIONS ON EXERCISE AND TRANSFER

      3.1 Representations and Warranties of the Holder.

            (a) The holder represents and warrants to the Company that it is acquiring the Warrant and, in the event that it should acquire Warrant Shares upon exercise of the Warrant and a current registration statement under the 1933 Act is not in effect with respect to such Warrant Shares, that the holder will be acquiring the Warrant Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the 1933 Act.

            (b) The holder understands that the Warrant has not been, and the Warrant Shares issuable upon exercise of the Warrant may not be, registered under the 1933 Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the 1933 Act; and that the Warrant and the Warrant Shares must be held by the holder indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration.

            (c) The holder further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the holder) promulgated under the 1933 Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

            (d) The holder represents and warrants to the Company that it will not transfer any of the Warrants or the Warrant Shares issuable upon exercise of the Warrant except in compliance with Article III of this Warrant.

            (e) The holder further represents and warrants that it is an "accredited investor" as defined in Rule 501(a) promulgated under the 1933 Act.

      3.2 Restrictions on Transfer. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be transferable and the related Warrant Shares shall not be transferable except upon the conditions specified in this Article III, which conditions are intended, among other things, to insure compliance with the provisions of the 1933 Act in respect of the transfer of the Warrant or the Warrant Shares. The holder of this Warrant further agrees that it will not (a) transfer this Warrant prior to delivery to the Company of an opinion of the holder's counsel (as provided for in Section 3.3), which opinion shall be acceptable to counsel for the Company, or (b) transfer the Warrant Shares prior to delivery to the Company of the opinion of the holder's counsel (as provided for in Section 3.3), which opinion shall be acceptable to counsel for the Company, or until registration of the Warrant Shares under the 1933 Act has become effective.

      3.3 Opinion of Counsel. In connection with any transfer of this Warrant or of the related Warrant Shares, the following provisions shall apply:

            (a) If in the opinion of counsel, which counsel and opinion shall be reasonably acceptable to the Company, the proposed transfer of this Warrant or the Warrant Shares may be effected without registration of this Warrant or the Warrant Shares under the 1933 Act, the holder of this Warrant shall be entitled to transfer this Warrant or the Warrant Shares in accordance with the proposed method of disposition.

            (b) If in the opinion of counsel, which counsel and opinion shall be reasonably acceptable to the Company, the proposed transfer of this Warrant or the Warrant Shares may not be effected without registration of this Warrant or such Warrant Shares under the 1933 Act, the holder of this Warrant shall not be entitled to transfer this Warrant or the Warrant Shares until registration is effective.

      3.4 Subsequent Holders. Anything contained herein to the contrary notwithstanding, the provisions of this Article III shall be binding upon all subsequent holders of this Warrant and the Warrant Shares, and the Company shall not be required to issue all or any portion of the Warrant or the Warrant Shares to such holder unless such holder agrees in writing in advance of such issuance to be so bound. The provisions of this Article III shall survive expiration of the Exercise Period.

                                   ARTICLE IV
                              ADJUSTMENT PROVISIONS

      4.1 Adjustment of Number of Shares. Upon each adjustment of the Current Warrant Price as provided in Section 4.2, the holder of this Warrant shall thereafter be entitled to purchase, at the Current Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest 1/100 of a share) obtained by multiplying the Current Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Current Warrant Price resulting from such adjustment.

      4.2 Adjustment of Current Warrant Price. The Current Warrant Price shall be subject to adjustment from time to time as follows :

            (a) If, at any time subsequent to the date of the issue of this Warrant and prior to the expiration of the Exercise Period, the number of shares of Common Stock outstanding is increased by (i) a stock dividend or other distribution payable in shares of Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or Common Stock Equivalents, or (ii) by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Current Warrant Price shall be appropriately decreased so that the number of shares of

      Common Stock issuable on exercise of the Warrant shall be increased in proportion to such increase in outstanding shares.

            (b) If, at any time subsequent to the date of the issue of this Warrant and prior to the expiration of the Exercise Period, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then immediately after the record date for such combination, the Current Warrant Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares.

            (c) In case the Company, at any time subsequent to the date of the issue of this Warrant and prior to the expiration of the Exercise Period, shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding any regular cash dividend) or rights to subscribe for or warrants to purchase (excluding those referred to in paragraph (d) below) shares of Common Stock, then in each such case the Current Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Current Warrant Price in effect immediately prior to the date of such distribution by a fraction whose numerator shall be the Current Market Price on the record date for the distribution less the fair market value (as determined in good faith by the Board of Directors) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and whose denominator shall be such Current Market Price. Such adjustment shall be made whenever any such distribution is made and shall be retroactively effective as of immediately after the record date for the determination of stockholders entitled to receive such distribution.

            (d) In case the Company, at any time subsequent to the date of the issue of this Warrant and prior to the expiration of the Exercise Period, shall issue any warrants, rights or options to subscribe for or purchase shares of Common Stock or shall issue any Common Stock, other than pursuant to warrants, rights or options outstanding on the date of the issue of this Warrant, or securities convertible into Common Stock at a price per share less than the Current Market Price (as defined in Article
      VI), the Current Warrant Price shall be adjusted by multiplying the then existing Current Warrant Price by a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the number of shares which the aggregate offering price of the total number of shares so offered pursuant to the warrants, rights, options or convertible securities would purchase at the Current Market Price and the denominator of which is the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the maximum number of additional shares of Common Stock offered for subscription or purchase or issuable upon conversion of convertible securities offered for subscription or purchase. For the purpose of the foregoing computation, the aggregate offering price of the shares of Common Stock issuable upon exercise of convertible securities shall be deemed to be the consideration paid to the Company in respect of the purchase of such convertible securities plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such convertible securities. For the purpose of any adjustment of the Current Warrant Price pursuant to this paragraph in the case of an issue of any of the aforementioned securities for a purchase price other than cash, the consideration received by the Company therefor shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors. Adjustments pursuant to this paragraph shall become effective immediately after the issuance of such warrants, rights, options or Common Stock or convertible securities; provided that if such warrants, rights, options or the rights of conversion of such convertible securities shall expire without being exercised, the Current Warrant Price shall be recomputed as if the total number of shares of Common Stock so offered pursuant to the warrants, rights, options or convertible securities were that number of shares actually issued upon the exercise or conversion.

            (e) In case, during the Exercise Period, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing corporation and the Common Stock of the Company remains outstanding and unchanged) or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person, the Warrant shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be exercisable for the kind and number of shares of stock or other securities or property of the Company, or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon exercise of the Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

            (f) All calculations under this Section 4.2 shall be made to the nearest cent ($.01) or to the nearest 1/100 of a share, as the case may be.

            (g) In any case in which the provisions of this Section 4.2 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of the Warrant exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 1.3 above; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

      4.3 Notice of Adjustment of Current Warrant Price.

            (a) Whenever the Current Warrant Price shall be adjusted as provided in Section 4.2 above, the Company shall file, at the office of the transfer agent for the Company, or at such other place as may be designated by the Company, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Current Warrant Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to the holder of the Warrant at such holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 4.3(b) below.

            (b) In the event the Company shall propose to take any action of the types described in Section 4.2 (a), (b), (c), (d) or (e) the Company shall give notice to the holder of the Warrant in the manner set forth in
      Section 4.3(a) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Current Warrant Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least seven days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

            (c) Anything herein to the contrary notwithstanding, no adjustment in the Current Warrant Price shall be required unless such adjustment would require a change of at least 1% in the Current Warrant Price; provided, that any adjustments which by reason of this Section 4.3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                                    ARTICLE V
                               REGISTRATION RIGHTS

      5.1 Registration Rights.

            (a) If at any time during the four-year period beginning on _________, 1998 and ending on ___________, 2002, the Warrantholder requests the Company in writing to register at least 50% of the Warrant Shares under the 1933 Act (which request shall specify that it is being made pursuant to this Article V and shall contain the undertaking of the Warrantholder to provide all such information and to take all such action as may be required in order to permit the Company to comply with all applicable requirements of the 1933 Act and the Commission and to obtain acceleration of the effective date of the registration statement), the Company will cause the offering of Warrant Shares designated in such request to be registered under the 1933 Act as soon as practicable. Upon any such registration statement becoming effective, the Company shall keep such registration statement current for a period not to exceed nine months. The Company shall make such filings, and will use its best efforts to cause such filings to become effective, so that the Warrant Shares shall be registered or qualified for sale under the securities or Blue Sky laws of such jurisdictions as shall be requested by the Warrantholder and the managing underwriter, if any, for the distribution of the Warrant Shares covered by such registration statement; provided, that the Company shall not be required to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process.

            (b) If at any time during the six-year period commencing on ___________, 1998 and ending on ___________, 2004, the Company shall propose the registration under the 1933 Act of an offering of Common Stock solely for cash on a form that would also permit registration of the Warrant Shares, the Company shall give notice to the Warrantholder as promptly as possible of such proposed registration and the Company will cause the offering of such number of Warrant Shares as the Warrantholder shall request within 10 business days after the receipt of such notice to be included, upon the same terms (including the method of distribution), in any such offering; provided, that: (i) the Company shall not be required to give notice or to include Warrant Shares in any such registration if the proposed registration is (A) a registration of a dividend reinvestment, stock option, employee benefit or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another entity; (ii) if the Company is advised in writing by its underwriters that the inclusion of all or any portion of such Warrant Shares would in their opinion jeopardize the success of the proposed offering, the Company may exclude all or such portion of such Warrant Shares from registration, provided that if other selling shareholders who are employees or directors of the Company have requested registration of securities in the proposed offering, the Company will reduce or eliminate such other selling shareholders' securities pro rata with any reduction of Warrant Shares; (iii) the offering of such Warrant Shares by the Warrantholder shall be on the same terms as the offering by the Company; and (iv) the Company may, without the consent of the Warrantholder, withdraw such registration statement and abandon the proposed offering in which the Warrantholder had requested to participate.

            (c) The obligation of the Company under this Section 5.1 is subject to the following limitations:

                  (i) In the event of a registration under this Section 5.1 the
            Company shall be responsible for all costs of such registration, including, without limitation, all printing expenses (including a reasonable number of prospectuses for circulation by the Warrantholder), all legal fees and disbursements of the Company's counsel, Blue Sky expenses, accounting fees of the Company and filing fees, but not including underwriters' discounts and commissions attributable to the Warrant Shares;

                  (ii) The Company shall not be obligated to provide more than one registration pursuant to paragraph (a) or more than one registration pursuant to paragraph (b); provided, that in the event any Warrant Shares are excluded in an initial registration pursuant to paragraph (b) or in the event such registration is withdrawn or abandoned by the Company, the Warrantholder shall have additional registration rights pursuant to such subsection until such time as the Warrant Shares originally proposed to be registered thereunder have been registered pursuant to this Section ; and

                  (iii) The Company, the Warrantholder and any underwriter of an offering pursuant to any registration statement provided for in paragraph (b) shall have entered into an underwriting agreement containing provisions with respect to the indemnification of the aforementioned parties in connection with the preparation and use of such registration statement in form and substance satisfactory to the Company and such underwriters.

      5.2 Indemnification. In the event any Warrant Shares are included in a registration statement pursuant to Section 5.1 of this Warrant (a "Registration Statement"):

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Warrantholder who holds such Warrant Shares, the directors, if any, of such Warrantholder, the officers, if any, of such Warrantholder, each person, if any, who controls any Warrantholder within the meaning of the 1933 Act, any underwriter (as defined in the 1933 Act) for the Warrantholder, the directors, if any, of such underwriter, and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the 1933 Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement when it first became effective, or any related final prospectus, amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading (a "Violation"). The Company shall reimburse the Warrantholders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
      Section 5.2(a) shall not apply in such case to the extent any Claim arising out of or based upon a Violation that occurs in reliance upon or in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, and shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

            (b) In connection with any Registration Statement in which a Warrantholder is participating, each such Warrantholder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 5.2(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company such Warrantholder expressly for use in connection with such Registration Statement, and such Warrantholder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 5.2(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Warrantholder, which consent shall not be unreasonably withheld.

            (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution to the same extent as provided above, with respect to information furnished in writing by such persons expressly for inclusion in the Registration Statement.

            (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 5.2 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a claim in respect thereof is made against any indemnifying party under this Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Parties; such legal counsel shall be selected by the Indemnified Parties holding a majority in interest of the Warrant Shares. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5.2, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 5.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            (e) Notwithstanding any of the foregoing, if in connection with an underwritten public offering of Warrant Shares, the Company, the Warrantholders and the underwriter(s) enter into an underwriting or purchase agreement relating to such offering that contains provisions covering indemnification and contribution among the parties, the indemnification provisions of this Section 5.2 shall be deemed inoperative for purposes of such offering.

                                   ARTICLE VI
                               CERTAIN DEFINITIONS

      For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

            "1933 Act": the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

            "Commission": the Securities and Exchange Commission, or any other federal agency then administering the 1933 Act.

            "Common Stock": the Company's authorized Common Stock, par value $0.006 per share, as such class existed on the date of issuance of this Warrant and any other securities as to which this Warrant becomes exercisable pursuant to Article IV.

            "Current Market Price" per share of Common Stock at any date: the average of the daily closing prices for the 30 consecutive business days ending no more than 15 days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, if no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading. If the Common Stock is not at that time listed or admitted for trading on any such exchange, then the closing price for each day shall be the last trade price or, if no such trade took place on such day, the average of the last reported bid and asked prices, in either case as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day (but if on any such day the security shall not be quoted on NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or, if not reported by it, by any similar reputable quotation and reporting service). If the Common Stock is not traded in such a manner that any quotation referred to in this paragraph is available for the period required hereunder, then the Current Market Price shall be deemed to be the greater of (i) the Current Warrant Price or (ii) such price, if any, at which the most recent issue and sale by the Company of Common Stock in an arm's length transaction took place within the 180- day period prior to the date on which the Current Market Price is to be determined; provided, however, that in case the Company makes an underwritten public offering of shares of Common Stock, for purposes of the adjustment, if any, pursuant to Article IV, the Current Market Price with respect to such shares shall be deemed to be the price to the public shown in the final prospectus used in connection with such public offering.

            "Current Warrant Price": see the first paragraph on page 1.

            "Outstanding": when used with reference to Common Stock at any date, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Article IV) at such date, except shares then held in the treasury of the Company.

            "Person": any individual, corporation, partnership, trust, unincorporated organization and any government, and any political subdivision, instrumentality or agency thereof.

            "Sell": as to the Warrant or the Warrant Shares, shall mean to sell or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily.

            "Warrant Office":  see Section 2.1.

            "Warrant Shares": the shares of Common Stock purchasable or purchased by the holder upon the exercise of this Warrant.

            "Warrantholders": the registered holder of a Warrant or Warrants or any related Warrant Shares.

            "Warrants": this warrant and all warrants issued in substitution, combination or subdivision thereof.

                                   ARTICLE VII
                        CERTAIN COVENANTS OF THE COMPANY

      7.1 The Company covenants and agrees that:

            (a) it will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock or other securities or property deliverable upon the exercise of the Warrants sufficient to enable it at any time to fulfill all its obligations hereunder.

            (b) this Warrant shall be binding, and it will take all action necessary to make this Warrant binding, upon any corporation succeeding to the Company by merger, share exchange, consolidation, acquisition of all or substantially all of the Company's assets or any similar transaction.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Entire Agreement. This Warrant contains the entire agreement between the Warrantholder and the Company with respect to the purchase of the Warrant Shares and supersedes all prior arrangements or understandings with respect thereto.

      8.2 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

      8.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Warrantholder and the Company, except that any waiver of any term or condition, or any amendment or supplement, of this Warrant must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

      8.4 Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

      8.5 Filing of Warrant. A copy of this Warrant shall be filed in the records of the Company.

      8.6 Notice. Any notice or other document required or permitted to be given or delivered to the Warrantholders shall be delivered personally, or sent by certified or registered mail, to each such holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of, and the registration of transfer of, the Warrants or at any more recent address of which any Warrantholder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 45 Davids Drive, Hauppauge, New York 11788,
Attention: President, or such other address within the United States of America as shall have been furnished by the Company to the Warrantholders and the holders of record of Warrant Shares.

      8.7 Limitation of Liability; Not Stockholders. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notice, other than as herein expressly provided, in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      8.8 Loss, Destruction, Etc. of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 8.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its Chairman.


Dated as of: ___________



                       NASTECH PHARMACEUTICAL COMPANY INC.



                        By:______________________________
                           ______________________________
                           ______________________________

                                                                       EXHIBIT A

                               SUBSCRIPTION NOTICE


Nastech Pharmaceutical Company Inc.


      The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, _______________ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor of $__________ by certified or official bank check payable to the order of the Company, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ________________________________________ whose address is
________________________________________ and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.



                              __________________________________________
                              Signature Guaranteed:

Dated:

                                                                       EXHIBIT B

                          NET ISSUANCE ELECTION NOTICE



To:   Nastech Pharmaceutical Company                        Date:______________




      The undersigned hereby elects under Section 1.1(b) of the attached Warrant to surrender the right to purchase _________________ shares of Common Stock pursuant to the attached Warrant. The Certificate(s) for the shares usable upon such net issuance election shall be issued in the name of the undersigned or as otherwise indicated below.




                                                ______________________________
                                                                     Signature


                                                ______________________________
                                                         Name for Registration



                                                ______________________________

                                                ______________________________
                                                               Mailing Address

                                                                       EXHIBIT C


                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________ the rights to __________ shares of
Common Stock represented by the foregoing Warrant of Nastech Pharmaceutical Company Inc., and appoints __________ _________________ attorney to transfer said rights on the books of said corporation, with full power of substitution.

                                                ______________________________